Exhibit 99.1

News Release

For Further Information:

Jessica Gulis, 248.559.0840

ir@cnfrh.com

Conifer Holdings Reports 2020 Third Quarter Financial Results

Company to Host Conference Call at 8:30 AM ET on Thursday, November 12, 2020

Birmingham, MI, November 11, 2020 - Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights (compared to the prior year period)

•	Gross written premium increased 10.2% to $29.8 million,
•	Commercial Lines gross written premium increased 9.1% to $27.3 million
•	Personal Lines gross written premium increased 23.6% to $2.5 million
•	Commercial Lines combined ratio was 114.2%
•	Personal Lines combined ratio was 68.1%
•	Net income of $0.5 million, or $0.06 per share, based on 9.6 million average shares outstanding
•	Book value per share of $4.40 as of September 30, 2020, compared to $4.51 as of June 30, 2020, and $3.81 at March 31, 2020

Management Comments

James Petcoff, Chairman and CEO, commented, “We were pleased to report double digit growth in the top line during the quarter, largely driven by higher premiums in our core specialty commercial lines of business. Continued growth in our written premiums will drive more efficient scale for our business overall.  We continue to see favorable pricing trends in our core markets and feel well positioned for the coming year.  Reserve development did impact the Company’s combined ratio for the period.  This was partially offset by exceptional performance in our personal lines business and favorable realized investment gains, which led to profitable operations for the period.”

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2020 Third Quarter Financial Results Overview

2020 Third Quarter Premiums

Gross Written Premiums

Gross written premiums increased 10.2% in the third quarter of 2020 to $29.8 million, compared to $27.1 million in the prior year period. The increase was largely due to both rate and policy growth across several lines, specifically in the Company’s specialty commercial markets. The overall premium increase was supplemented by continued growth in the Company’s personal lines, driven by its low-value dwelling line of business.

Net Earned Premiums

Net earned premiums decreased 2.4% to $22.2 million for the third quarter of 2020, compared to $22.8 million for the prior year period. This was mainly due to slightly higher reinsurance costs.

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Commercial Lines Financial and Operational Review

The Company’s commercial lines of business, representing 91% of total gross written premium in the third quarter of 2020, primarily consists of property and liability coverage offered to owner-operated small- to mid-sized businesses.

Commercial lines gross written premium increased 9.1% in the third quarter of 2020 to $27.3 million, as the Company continues to shift its mix towards more profitable specialty lines.

The Commercial lines combined ratio was 114.2% for the three months ended September 30, 2020, compared to 106.3% in the prior year period, largely due to a 22.4 percentage point contribution to the combined ratio from adverse prior year development. The development was due to higher than anticipated losses, mostly in the hospitality lines in the 2018 and prior accident years.

Commercial lines accident year combined ratio was 91.8% for the quarter.

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Personal Lines Financial and Operational Review

Personal lines, representing 9% of total gross written premium for the third quarter of 2020, consists largely of low-value dwelling homeowner’s insurance.

Personal lines gross written premium increased 23.6% to $2.5 million in the third quarter of 2020 compared to the prior year period, largely due to renewed growth in the Company’s low-value dwelling line of business across several geographic regions.

Personal lines combined ratio was 68.1% for the three months ended September 30, 2020, compared to 154.5% in the prior year period. Personal lines loss ratio improved considerably to 21.3%, compared to 97.9% in the prior year period, largely driven by significantly lower losses from the Florida homeowner’s line of business and favorable performance in the Company’s current lines of business.

The personal lines accident year combined ratio was 64.3% for the quarter.

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Combined Ratio Analysis

Combined Ratio

The Company's combined ratio was 110.7% for the quarter ended September 30, 2020, compared to 109.2% for the same period in 2019. The combined ratio was 107.7% for the nine months ended September 30, 2020, compared to 110.0% for the same period in 2019.  The Company’s accident year combined ratio for the quarter ended September 30, 2020 was 89.7%, compared to 97.4% in the prior year period.

Loss Ratio:

The Company’s losses and loss adjustment expenses were $14.6 million for the three months ended September 30, 2020, compared to $14.9 million in the prior year period. This resulted in a loss ratio of 65.2%, compared to 64.9% in the prior year period.

Expense Ratio:

The expense ratio was 45.5% for the third quarter of 2020, compared to 44.3% in the prior year period.

Net Investment Income

Net investment income was $0.8 million during the quarter ended September 30, 2020, compared to $1.2 million in the prior year period. Net realized gains during the third quarter were $3.3 million, compared to net realized gain of $0.4 million in the prior year period.

Change in Fair Value of Equity Securities

During the quarter, the Company reported a loss from change in fair value of equity investments of $0.4 million, compared to a loss of $1.1 million in the prior year period.

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Net Income (Loss)

In the third quarter of 2020, the Company reported net income of $0.5 million, or $0.06 per share, compared to a net loss of $1.2 million, or $0.13 per share, in the prior year period.

Adjusted Operating Income (Loss)

In the third quarter of 2020, the Company reported adjusted operating loss of $2.4 million, or $0.24 per share, compared to adjusted operating loss of $1.8 million, or $0.18 per share, for the same period in 2019. See Definitions of Non-GAAP Measures.

Earnings Conference Call with Accompanying Slide Presentation

The Company will hold a conference call/webcast on Thursday, November 12, 2020 at 8:30 a.m. ET to discuss results for the third quarter ended September 30, 2020.

Investors, analysts, employees and the general public are invited to listen to the conference call via:

Webcast:On the Event Calendar at IR.CNFRH.com

Conference Call:844-868-8843 (domestic) or 412-317-6589 (international)

The webcast will be archived on the Conifer Holdings website and available for replay for at least one year.

About the Company

Conifer Holdings, Inc. is a Michigan-based insurance holding company. Through its operating subsidiaries, Conifer offers customized coverage solutions tailored to the needs of our specialty niche insureds.  Across all 50 states, we utilize a multi-channel distribution approach, but largely market through independent agents. Conifer is traded on the Nasdaq Global Market (Nasdaq: CNFR), and additional information is available on the Company’s website at www.CNFRH.com.

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Definitions of Non-GAAP Measures

Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding net realized investment gains and losses, after-tax, excluding the tax impact of changes in unrealized gains and losses, and including the net change in deferred gain on losses ceded to the Adverse Development Cover (ADC). We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Reconciliations of adjusted operating income and adjusted operating income per share:

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Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 12, 2020 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

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